Exhibit 99.1
SAIC Announces Proposed Offering of $500.0 Million in Senior Notes
RESTON, Va., Sept. 22, 2025 – Science Applications International Corp. (NASDAQ: SAIC) (“SAIC”), a premier Fortune 500 technology integrator driving our nation's digital transformation across the defense, space, civilian, and intelligence markets, announced today that it intends to commence an offering of $500.0 million aggregate principal amount of senior notes due 2033 (the “Notes”), subject to market and certain other conditions.
SAIC intends to use the net proceeds from the offering of the Notes to repay all indebtedness outstanding under its revolving credit facility and to pay estimated fees and expenses of the offering of the Notes, with any remaining net proceeds being used for general corporate purposes, including working capital to fund growth and potential strategic projects and transactions.
The Notes and the related guarantees are being offered and sold to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered for sale under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.
About SAIC
SAIC® is a premier Fortune 500 mission integrator focused on advancing the power of technology and innovation to serve and protect our world. Our robust portfolio of offerings across the defense, space, civilian and intelligence markets includes secure high-end solutions in mission IT, enterprise IT, engineering services and professional services. We integrate emerging technology, rapidly and securely, into mission critical operations that modernize and enable critical national imperatives.
We are approximately 24,000 strong and headquartered in Reston, Virginia; driven by mission, united by purpose, and inspired by opportunities.
Forward-Looking Statements
Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, statements relating to the offering of the Notes, our ability to complete such offering and the anticipated use of net proceeds therefrom. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”), which may be viewed or obtained through the Investor Relations section of our website or on the SEC’s website. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.
Contacts
Investor Relations: Joe DeNardi, joseph.w.denardi@saic.com
Media: Kara Ross, kara.g.ross@saic.com